Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2025, relating to the audit of the financial statements as of December 31, 2024 and December 31, 2023 and for the periods then ended of SRM Entertainment, Inc (the “Company”) which was included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ M&K CPA’s, PLLC

The Woodlands, TX

May 22, 2025